Exhibit 99.2

Contact:	Bob Kneeley
Vice President, Investor Relations
(303) 495-1245
Bob.kneeley@evhc.net

ENVISION HEALTHCARE ANNOUNCES
$250 MILLION STOCK REPURCHASE

NASHVILLE, Tenn. & GREENWOOD VILLAGE, Colo. - (September 18, 2017) - Envision Healthcare Corporation (“Envision” or the “Company”) (NYSE: EVHC) today announced the authorization of a program to repurchase up to $250 million of its common stock. The decision to return capital to shareholders is a reflection of the Company’s successful efforts to rationalize its service offerings around a physician-centric strategy and confidence in its ability to differentiate Envision through its stated plan to drive operational excellence and long-term growth.

Envision’s Board of Directors has decided to return capital to shareholders in a manner that will not affect Envision’s strategy to reduce its leverage, drive execution across its combined platform, or pursue potential strategic, accretive acquisitions and investments that will drive growth and substantial value. Envision’s 2017 acquisition spend through early August has totaled $620 million.

“In the 10 months since we completed our transformational combination, the Board and management team of Envision have been focused on reshaping the business to advance our physician-centric strategy,” said Christopher A. Holden, President and CEO of Envision. “The execution of this strategy will be enhanced by the new organization structure and executive leadership, which we also announced today. Our capital allocation priorities reflect Envision’s view of the long-term potential of our organization and our commitment to creating value for shareholders. We will maintain financial flexibility to deliver on our strategic plan, invest in our infrastructure to achieve sustained operational excellence, continue our disciplined approach to acquisitions, and reduce leverage.”

The share repurchase program authorized by the Company’s Board of Directors permits Envision to acquire up to $250 million of its common stock, which represents approximately four percent of the Company’s current market capitalization. The timing and amount of any shares repurchased will be determined based on the Company’s evaluation of market conditions and other factors. Repurchases will be made in accordance with the rules and regulations promulgated by the Securities and Exchange Commission and certain other legal requirements to which the Company may be subject. The program may be suspended or discontinued at any time, and has no time limit.

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Envision Healthcare Announces $250 Million Stock Repurchase

September 18, 2017

About Envision Healthcare Corporation
Envision Healthcare Corporation is a leading provider of physician-led services and post-acute care, and ambulatory surgery services. At June 30, 2017, we delivered physician services, primarily in the areas of emergency department and hospitalist services, anesthesiology services, radiology/tele-radiology services, and children’s services to more than 1,800 clinical departments in healthcare facilities in 47 states and the District of Columbia. Post-acute care is delivered through an array of clinical professionals and integrated technologies which, when combined, contribute to efficient and effective population health management strategies. As a market leader in ambulatory surgical care, the Company owns and operates 263 surgery centers and one surgical hospital in 35 states and the District of Columbia, with medical specialties ranging from gastroenterology to ophthalmology and orthopedics. In total, the Company offers a differentiated suite of clinical solutions on a national scale, creating value for health systems, payors, providers and patients. For additional information, visit www.evhc.net.

Forward-Looking Statements
Certain statements and information in this communication may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to the Company’s financial and operating objectives, plans and strategies, including capital allocation, industry trends, and all statements (other than statements of historical fact) that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. Any forward-looking statements in this communication are made as of the date hereof, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: (i) risks and uncertainties discussed in the reports and other documents that the Company files with the Securities and Exchange Commission; (ii) general economic, market, or business conditions; (iii) the impact of legislative or regulatory changes, such as changes to the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010; (iv) changes in governmental reimbursement programs; (v) decreases in revenue and profit margin under fee-for-service contracts due to changes in volume, payor mix and reimbursement rates; (vi) the loss of existing contracts; (vii) risks associated with the ability to successfully integrate the Company’s operations and employees following the completion of its merger with AMSURG; (viii) the ability to realize anticipated benefits and synergies of the business combination; (ix) the potential impact of the consummation of the transaction on the Company’s relationships, including with employees, customers and competitors; and (x) other circumstances beyond the Company’s control.

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